                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Merrill Lynch & Co., Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                                        13-2740599
           ------------                                      ----------
  (State of incorporation or organization)                (I.R.S. Employer
                                                         Identification No.)
     World Financial Center
     North Tower
     250 Vesey Street
     New York, New York                                        10281
  ------------------------                                   --------
(Address of principal executive offices)                    (Zip Code)

 If this form relates to the                         If this form relates to the registration
 registration of a class of securities               of a class of securities pursuant to
 pursuant to Section 12(b) of the                    Section 12(g) of the Exchange Act and is
 Exchange Act and is effective pursuant              effective pursuant to General
 to General Instruction A.(c), please                Instruction A.(d), please check the
 check the following box.  [X]                       following box.  [ ]



Securities Act registration statement file number to which this form relates: 333-59997
                                                                              ---------
Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered
    -------------------                           ------------------------------

STock Return Income DEbt Securities(SM)           American Stock Exchange
due August 22, 2000 Linked to the
Nasdaq-100 Index

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)



(SM) "STock Return Income DEbt Securities" is a service mark owned by Merrill Lynch & Co., Inc.

Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------


          The description of the general terms and provisions of the STock Return Income DEbt Securities due August 22, 2000 ("STRIDES Securities") linked to the Nasdaq-100 Index to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated February 4, 1999, and the Prospectus dated July 30, 1998, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions.
The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-59997 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated February 4, 1999, and Prospectus dated July 30, 1998, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99 (B)  Form of Note.

       99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*


          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.





--------------------------
(SM) "STock Return Income DEbt Securities" and "STRIDES" are service marks owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              MERRILL LYNCH & CO., INC.


                              By:   /s/  Lawrence M. Egan, Jr.
                                  ----------------------------
                                         Lawrence M. Egan, Jr.
                                            Assistant Secretary

Date:   February 16, 1999

                                       3